Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR)
AXA/Franklin Balanced Managed Volatility Portfolio (AXA-FI)
EQ/Global Bond PLUS Portfolio (AXA-GB)
Strategic Income Opportunities Fund (BR-SIP)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
02-26-2015

Security Type:
BND/CORP

Issuer
Xerox Corporation (2020)

Selling Underwriter
Mizuho Securities USA Inc.
Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Goldman, Sachs & Co., J.P. Morgan
Securities LLC, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Mizuho
Securities USA Inc., BNP Paribas
Securities Corp., Citigroup Global Markets
Inc., Credit Suisse Securities (USA) LLC,
Morgan Stanley & Co. LLC, UBS Securities
LLC, HSBC Securities (USA) Inc., PNC
Capital Markets LLC, Wells Fargo
Securities, LLC

Transaction Details
Date of Purchase
02-26-2015

Purchase Price/Share
(per share / % of par)
$99.879
Total Commission,
Spread or Profit
0.600%

1.  Aggregate Principal Amount Purchased
(a+b)
$25,000,000

a.  US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$8,241,000

b.  Other BlackRock Clients
$16,759,000

2.  Aggregate Principal Amount of
Offering
$400,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.06250

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]  Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date:
03-03-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
03-03-2015

Global Syndicate Team Member